UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

Jernigan Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Ave., Suite 650, Memphis, TN	38119
(Address of Principal Executive Offices)	(Zip Code)

(901) 567-9510
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2015, Jernigan Capital, Inc. (the “Company”), in its capacity as the sole general partner of Jernigan Capital Operating Partnership LP (the “Operating Partnership”), the operating partnership of the Company, and as the sole and managing member of Jernigan Capital OP, LLC, the limited partner of the Operating Partnership, converted the Operating Partnership into a Delaware limited liability company, Jernigan Capital Operating Company, LLC (the “Operating Company”). In connection with the conversion, the Company entered into a Limited Liability Company Agreement of the Operating Company (the “Operating Agreement”), which is substantially identical to the agreement of limited partnership of the Operating Partnership previously in effect. In connection with the Conversion and pursuant to the Operating Agreement, the Company became the managing member of the Operating Company and Jernigan Capital OP, LLC became the initial non-managing member of the Operating Company. Each Partnership Interest (as defined in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership) of the Operating Partnership was converted into one Class A Unit (as defined in the Operating Agreement) of the Operating Company. Other than to reflect the conversion of the Operating Partnership to a limited liability company, no other material changes were made in changing the agreement of limited partnership of the Operating Partnership to the Operating Agreement. The Operating Company now is the “operating partnership” of the Company through which it will conduct all of its operations and own all of its assets and issue units in the future in contribution or other transactions, if any.

A copy of the Operating Agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Limited Liability Company Agreement of Jernigan Capital Operating Company, LLC, dated December 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2016

Jernigan Capital, Inc.

By:	/s/ William H. Mathieu
Name: William H. Mathieu
Title: Secretary

Exhibit Index

Exhibit No.	Description
10.1	Limited Liability Company Agreement of Jernigan Capital Operating Company, LLC, dated December 30, 2015